Exhibit 99.1

12900 Preston Road, Suite 700 Dallas, Texas 75230 T 972.233.8242 F 972.233.7362

CAPITAL SOUTHWEST CORPORATION NAMES NEW PRESIDENT AND CEO;
GARY L. MARTIN ANNOUNCES RETIREMENT

Dallas – May 17, 2013 – Gary L. Martin, president, chief executive officer and chairman, today announced his planned retirement as president and chief executive officer of Capital Southwest Corporation (NASDAQ: CSWC) effective June 17, 2013.  Founded in 1961, Capital Southwest is a publicly-owned Dallas-based venture capital/business development investment company with assets of $660 million.

On May 13, 2013, Joseph B. Armes was named by the board of directors to succeed Mr. Martin as president and chief executive officer, reporting to the board, effective June 17, 2013.  The board also appointed Mr. Armes a director of the corporation commencing June 17, 2013.

“I’m honored to join Capital Southwest and look forward to continuing its legacy of creating value for its shareholders,” commented Mr. Armes.

Mr. Armes, 51, has served as president and chief executive officer of JBA Investment Partners, a family investment vehicle, since 2010.  From 2005 to 2010, Mr. Armes served as chief operating officer of Hicks Holdings LLC. Prior to 2005, Mr. Armes served as executive vice president and CFO of Hicks Sports Group LLC and executive vice president and general counsel of Hicks Sports Group LLC.  Previously, Mr. Armes served as executive vice president and general counsel of Suiza Foods Corporation (now Dean Foods Company) and vice president and general counsel of The Morningstar Group Inc.  Mr. Armes earned a BBA in Finance and a Master of Business Administration from Baylor University, and a Juris Doctor from Southern Methodist University.

“Joe has built an impressive career in strategic investing and we welcome his experience and leadership to Capital Southwest,” said Gary Martin.

Mr. Martin joined Capital Southwest in 1972 as chief financial officer, subsequently serving as vice president and secretary-treasurer before becoming president in 1979 of The Whitmore Manufacturing Company of Rockwall, Texas, a 100% owned portfolio company of Capital Southwest.  Mr. Martin has been a director of Capital Southwest since 1988.  He earned a BBA degree in finance and accounting from the University of Oklahoma, and is a Certified Public Accountant (retired status).

After the management transition in June, Mr. Martin will serve as executive chairman of the board through December 31, 2013.  Mr. Martin will continue to serve as non-executive chairman of the board through the remainder of his term.  It is anticipated that Mr. Martin will continue to serve as a director, thereafter.

About Capital Southwest Corporation
Since Capital Southwest was formed in 1961, we have always sought to invest in companies with strong management teams and sound financial performance. As a public company, we are fortunate to have the flexibility to hold investments indefinitely. It is our dedication to this patient investment strategy that enables our portfolio companies to achieve their full potential. Visit our website www.capitalsouthwest.com to learn about our investment criteria and how our capital can accelerate your company’s growth.

This press release may contain historical information and forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the business, financial condition and results of operations of the Company. The words "believe," "expect," "intend," "plan," "should" and similar expressions are intended to identify forward-looking statements. Such statements reflect the current views, assumptions and expectations of the Company with respect to future events and are subject to risks and uncertainties. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in the markets in which the Company operates and in general economic and business conditions, competitive pressures, changes in business strategy and various other factors, both referenced and not referenced in this press release. Certain factors that may affect the Company and its results of operations, are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and the Company’s subsequent periodic filings with the Securities and Exchange Commission. The Company does not assume any obligation to update these forward-looking statements.  This release may also contain non-GAAP financial measures.  These measures are included to facilitate meaningful comparisons of our results to those in prior periods and future periods and to allow a better evaluation of our operating performance, in management’s opinion.  Our reference to any non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP.  These non-GAAP measures are provided only to enhance investors overall understanding of our financial performance.

Contact:	Gary L. Martin or Tracy L. Morris
972-233-8242

###